CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated July 7, 2000, in this Registration Statement (Form N-1A No. 2-40341) of The Dreyfus Premier Third Century Fund, Inc.





                                                            ERNST & YOUNG LLP

New York, New York
September 25, 2000